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                             HAMBRECHT & QUIST GROUP

                             A DELAWARE CORPORATION

                 1996 BONUS AND DEFERRED SALES COMPENSATION PLAN
                    (As adopted and effective July 19, 1996)



1.     PURPOSE

       The purpose of this 1996 Bonus and Deferred Sales Compensation Plan (the "Plan") of Hambrecht & Quist Group, a Delaware Corporation (the "Company") is to attract, retain, motivate and reward highly qualified employees who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

2.     COVERED INDIVIDUALS

       The employees entitled to Bonus and Commission payments hereunder ("Participants") shall include the research, investment banking, trading and administrative professionals of the Company, institutional sales professionals, and other executive officers of the Company, as determined by the Committee.

3.     ADMINISTRATION

       The Plan shall be administered by a committee (the "Committee"). The Committee shall include at least two outside directors of the Company. The initial members of the Committee shall be William E. Mayer, Chairman and Edmund H. Shea, Jr. The Committee shall have the sole discretion and authority to interpret and administer the Plan and to make all determinations with respect to the Plan, including, but not limited to, determinations of (i) eligibility,
(ii) performance criteria, (iii) Bonus Amounts, (iv) Bonus payments, (v) Commissions, and (vi) Commission payments. Any determination by the Committee with regard to any provision of the Plan shall be conclusive and binding on all Participants.

4.     OPERATION OF THE PLAN

       (a)    BONUS PAYMENTS.  As determined by the Committee and subject to
Section 7 hereof, bonuses ("Bonus Amounts") shall be paid to Participants other than institutional sales professionals of the Company as follows:

              (i) If the total compensation of such a Participant for a given six-month period ending March 31 or September 30 is less than $100,000, all of the Bonus Amount payable hereunder shall be paid in cash.

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              (ii)   If the total compensation of such a Participant for such
six-month period equals or exceeds $100,000:

                     (A) Eighty percent (80%) of the Bonus Amount payable hereunder shall be paid in cash.

                     (B) In the sole discretion of the Committee, the remaining twenty percent (20%) of such Bonus Amount shall be offered in cash or in shares of Common Stock of the Company, valued at ninety percent (90%) of their fair market value on the date of grant. The number of shares of Common Stock shall be determined by dividing the cash-denominated value of 20% of the Bonus Amount by 90% of the per share fair market value on the date of grant, rounded up to the nearest whole share. Such shares shall be offered in the form of Contingent Equity Rights under the 1996 Equity Plan of the Company and shall be subject to the terms and conditions of such plan and a Contingent Equity Right Agreement in a form provided by the Company. Unless otherwise determined by the Committee, one-third of such shares shall vest on each anniversary of the date of grant, subject to the continued employment of the Participant with the Company on such dates.

       (b) SALES COMMISSIONS. As determined by the Committee, sales commissions ("Commissions") shall be paid to Participants who are institutional sales professionals as follows:

              (i) Eighty percent (80%) of the amount of the Commissions allocable to such a Participant with respect to a given month's sales shall be paid following the end of such month according to the Company's normal payroll practices.

              (ii) Subject to Section 7 hereof, the remaining twenty percent (20%) of such Commissions (the "Twenty Percent Amount") shall be paid as follows:

                     (A) If the aggregate Twenty Percent Amount for a given six-month period ending March 31 or September 30 is less than $20,000, all of the Twenty Percent Amount shall be paid in cash.

                     (B) If the aggregate Twenty Percent Amount for such six-month period is equal to or greater than $20,000, in the sole discretion of the Committee the Twenty Percent Amount shall be offered in cash or in shares of Common Stock of the Company, valued at ninety percent (90%) of their fair market value on the date of grant. The number of shares of Common Stock shall be determined by dividing the cash-denominated value of the Twenty Percent Amount by 90% of the per share fair market value on the date of grant, rounded up to the nearest whole share. Such shares shall be offered as Contingent Equity Rights under the 1996 Equity Plan of the Company and shall be subject to the terms and conditions of such plan and a Contingent Equity Right Agreement in a form provided by the Company. Unless otherwise determined by the Committee, one-third of such shares shall vest on each anniversary of the date of grant, subject to the continued employment of the Participant with the Company on such dates.


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       (c)    PARTICIPANT ELECTION.  At the time of payment of the Bonus or the
Twenty Percent Amount, if such payment is offered as a Contingent Equity Right, each Participant to whom such a right is offered shall be given the choice of either (i) the offered Right or (ii) a cash amount equal to 20% of the Bonus Amount or the Twenty Percent Amount, as applicable, in exchange for a three-year promissory note (the "Note") payable to the Company. The principal amount of the Note shall equal such cash amount. The Note shall bear interest at the minimum rate necessary to avoid the imputation of interest. Unless otherwise determined by the Committee, one-third of the principal amount and accrued interest shall be forgiven by the Company on each anniversary of the date of the Note, subject to the continued employment of the Participant with the Company on such dates.

5.     AMOUNT OF BONUS

       Promptly after the beginning of the fiscal year, the Committee shall (i) establish the financial performance criteria for the fiscal year, (ii) determine the employees who shall receive bonuses, (iii) determine each target Bonus Amount, and (iv) determine the time(s) for payment of Bonus Amounts. The financial performance criteria established by the Committee shall include a consolidated after-tax net profits target of the Company, or such other criteria that the Committee may in its sole discretion agree upon.

6.     PAYMENT OF BONUS

       The payment of any given Bonus Amount shall be contingent upon the Participant's being on the Company's payroll as of March 31st and September 30th of the applicable period. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion. No Bonus shall be paid unless and until the Committee determines that the performance goals of the Plan are satisfied.

7.     PAYMENT OF THE TWENTY PERCENT AMOUNT.

       The payment of any given Twenty Percent Amount shall be contingent upon the Participant's being on the Company's payroll as of March 31st and September 30th of the applicable period. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion. The Committee shall determine the time of payment of the Twenty Percent Amount.

8.     WITHHOLDING

       Distributions made hereunder shall be subject to withholding for applicable income and employment taxes.

9.     NONASSIGNABILITY

       Prior to payment, no Bonus or Commission under the Plan shall be assignable or transferable by the Participant during the Participant's lifetime.


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10.    NO RIGHT TO CONTINUED EMPLOYMENT

       Nothing in this Plan shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in anyway the right of the Company to discharge a Participant at any time for any reason whatsoever, with or without cause.

11.    AMENDMENT AND TERMINATION

       The Company reserves the right to amend this Plan at any time with respect to future services of Participants. Plan amendments will require stockholder approval only to the extent required by applicable law.


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